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                                                            EXHIBIT 10(g)(iii)

                              SUBLICENSE AGREEMENT

                  THIS SUBLICENSE AGREEMENT ("Sublicense") entered into on August 2, 1995, by and between ONCOGENE SCIENCE, INC., a Delaware corporation ("Licensee"), and CALBIOCHEM-NOVABIOCHEM CORPORATION, a California corporation ("Sublicensee").

                                   WITNESSETH

                  WHEREAS, Licensee is a biopharmaceutical company which is engaged in its Cambridge, Massachusetts facility in both a diagnostics business and a research products business;

                  WHEREAS, the research products business markets research reagents, kits and other research tools to the academic research, industrial research, and clinical research markets;

                  WHEREAS, Licensee has entered into an Asset Purchase Agreement (the "Purchase Agreement"), dated as of June 26, 1995, with Calbiochem-Novabiochem Corporation, a California corporation ("Sublicensee"), and Calbiochem-Novabiochem International, Inc., a Delaware corporation, pursuant to which Licensee has agreed to sell its research products business, while retaining the right in connection with its diagnostics business to manufacture and sell research products to the clinical research market;

                  WHEREAS, Sublicensee has agreed to purchase the research products business and to conduct such business in the academic research, industrial research, and clinical research markets, recognizing that Licensee will continue to have the right to manufacture and sell products to the clinical research market and diagnostic products to the diagnostic market;

                  WHEREAS, Licensee is party to the license agreements described on Exhibit "A" hereto (the "Master License Agreements") with the respective licensors identified on Exhibit "A" (the "Licensors"), pursuant to which the Licensors have granted to Licensee the right to make, have made, use, market, distribute and sell the respective products identified on Exhibit "A" (the "Licensed Products"); and

                  WHEREAS, pursuant to the terms of the Purchase Agreement, Licensee has agreed to grant to Sublicensee sublicenses covering Licensee's rights under the respective Master License Agreements, such sublicenses to be on an exclusive basis insofar as such rights pertain to the academic research and industrial research markets, and on a co-exclusive basis insofar as such rights pertain to the clinical research market;

                  NOW THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the parties, intending to be legally bound, hereby agree as follows:
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1. DEFINITIONS.

                  (a) The term "Research" shall refer to the use of research products in life science research by research companies (including, without limitation, pharmaceutical and biotechnology companies), institutions (including, without limitation, medical centers, independent reference laboratories and comprehensive cancer centers), and universities. The term "Research" specifically excludes any Diagnostic use.

                  (b) The term "Clinical Research" shall refer to Research engaged in by medical centers, independent reference laboratories and comprehensive cancer centers where research is performed utilizing, for the most part, human samples to establish clinical correlation with a diagnosis, prognosis, or monitoring applications.

                  (c) The term "Diagnostic" shall refer to diagnosis, prognosis or other evaluation of patients where such use, if performed in the United States, would typically require approval by the United States Food and Drug Administration.

2. GRANT OF SUBLICENSES.

                  (a) On the terms and conditions hereinafter set forth, Licensee hereby grants to Sublicensee all of Licensee's rights under each of the Master License Agreements to make, have made, use, market, distribute, and sell the Licensed Products in the field of Research. The sublicenses granted pursuant to the foregoing sentence shall be exclusive insofar as such rights pertain to Research other than Clinical Research and shall be co-exclusive with Licensee insofar as such rights pertain to Clinical Research. Licensee reserves unto itself any rights under the Master License Agreements to engage in activities in connection with its Diagnostic programs.

                  (b) Failure to Obtain Consent. This Agreement shall not constitute an agreement to sublicense rights under any Master License Agreement if an attempted sublicense would constitute a breach of such Master License Agreement. If a consent from the respective Licensor to sublicense rights under any Master License Agreement to Sublicensee has not been obtained by Licensee in writing as of the date hereof, and such consent is required under the terms of such Master License Agreement, then no sublicense with respect to such Master License Agreement will be granted hereunder pending receipt of such written consent. In such event, Licensee will cooperate with Sublicensee after the date hereof in any reasonable arrangement requested by Sublicensee, including subcontracting or subleasing, to provide for Sublicensee the benefits under any such Master License Agreement, including enforcement at the cost of and for the benefit of Sublicensee of any and all rights of Licensee against the other party thereto with respect to such Master Licensee Agreement.


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                  After the date hereof, upon Licensee's receipt of written
consent of the respective Licensor to the sublicense of rights under a particular Master License Agreement, which consent shall not have been obtained as of the date hereof, no further action shall be required to sublicense to Sublicensee such rights under such Master License Agreement, and this Agreement shall be deemed to constitute the sublicense to Sublicensee of such rights under such Master License Agreement at such time.

3. SUBLICENSEE'S OBLIGATIONS. As between Licensee and Sublicensee, Sublicensee shall be subject in all respects to the covenants and restrictions contained in the Master License Agreements insofar as they pertain to the rights granted to Sublicensee under this Sublicense. Without limiting the foregoing, (i) Sublicensee shall be responsible for, and shall make payments directly to the respective Licensors on a timely basis of, all royalties payable with respect to sales of the Licensed Products by Sublicensee; and (ii) Sublicensee shall provide Licensee with copies of all reports it is required to deliver to the respective Licensors required under the Master License Agreements pertaining to Sublicensee's activities.

4. LICENSEE'S OBLIGATIONS. Conditioned upon compliance by Sublicensee with its obligations under this Sublicense, Licensee shall use its best efforts to comply with its obligations under the Master License Agreements. Upon the termination or nonrenewal of any particular Master License Agreement, Licensee shall, at Sublicensee's request, exercise commercially reasonable efforts to cooperate with Sublicensee in forming a direct relationship between the relevant Licensor and Sublicensee for the purposes of allowing Sublicensee to license directly from the Licensor the rights it enjoyed under this Sublicense with respect to the terminated or nonrenewed Master License Agreement.

5. LEGAL ACTION.

                  (a) If information comes to the attention of either Licensee or Sublicensee to the effect that any of the rights relating to the Licensed Products covered by the Master License Agreements have been or are threatened to be unlawfully infringed, such party shall notify the other party to this Sublicense. As between Licensee and Sublicensee, the following shall be applicable:

                           Licensee shall have the right, not the obligation, at its expense, to take such action as it may deem necessary or appropriate to prosecute such unlawful infringement, including the right to bring any suit, action or proceeding involving any such infringement. If Licensee determines that it is necessary or desirable for Sublicensee to join any such suit, action or proceeding, Sublicensee shall execute all papers and perform such other acts as may be reasonably required to permit Licensee to act in Sublicensee's name in connection with such suit, action or proceeding, in which event, Licensee shall hold Sublicensee free, clear and harmless from any and all costs and expenses of such litigation, including attorneys' fees. If Licensee does not,

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         within one hundred and twenty (120) days after receiving notice of the alleged infringement, notify Sublicensee of Licensee's intent to bring suit against any infringer, Sublicensee shall have the right to bring any suit, action or proceeding for such alleged infringement, but it shall not be obligated to do so. If Sublicensee determines that it is necessary or desirable for Licensee to join any such suit, action or proceeding, Licensee shall execute all papers and perform such other acts as may be reasonably required to permit Sublicensee to act in Licensee's name in connection with such suit, action or proceeding, in which event, Sublicensee shall hold Licensee free, clear and harmless from any and all costs and expenses of such litigation, including attorneys' fees. Each party shall always have the right to be represented by counsel of its own selection and at its own expense in any suit, action or proceeding instituted by the other for infringement, and in which such party is joined under the terms of this Section. If either party lacks standing to bring any such suit, action or proceeding, then the other party shall do so at the request and expense of the party lacking standing. To the extent royalties are received pursuant to a judgment or settlement with an infringing party relating to Products sold to the Clinical Research market, such royalties shall be shared equally by Licensee and Sublicensee. To the extent royalties are received pursuant to a judgment or settlement with an infringing party relating to Products sold to the Research markets, other than the Clinical Research market, Sublicensee shall be solely entitled to all such royalties. All other sums recovered in any such suit or settlement shall belong to the party that brought the suit, action or proceeding.

                  (b) Licensee makes no representations or warranties in regard to the validity of the Licensed Products and the corresponding intellectual property rights granted to Sublicensee under this Sublicense. In the event a third person alleges infringement of the intellectual property rights by reason of Sublicensee's use of the patent rights or technology in the manufacture, use or sale of the Licensed Products, Licensee has no obligation to defend any suit, action or proceeding against Sublicensee. Licensee will, however, cooperate with Sublicensee, at Sublicensee's expense, in the defense of any such suit, action or proceeding against Sublicensee alleging such infringement. Upon receiving any such information, Licensee shall give Sublicensee prompt written notice of the commencement of any such suit, action or proceeding or claim of infringement. Licensee shall execute all documents and take all other actions, including giving testimony, which may reasonably be required in connection with the defense of such suit, action or proceeding, and Sublicensee will hold Licensee free, clear and harmless from any and all costs and expenses of such litigation, including attorneys' fees.

6. CONFIDENTIALITY. With respect to confidential information relating to Licensed Products ("confidential information"), each party shall keep confidential (a) any and all confidential information received from the other party, and shall not use such information for any purpose unrelated to the performance of this Agreement without the prior written consent of the other party, both during the term of this Agreement and for a period of ten (10) years

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following the complete termination of this Agreement. Each party shall take all reasonable steps to insure such confidential treatment and nonuse. Notwithstanding the foregoing, such obligations of confidential treatment and nonuse shall not apply to information which the receiving party shall sustain the burden of proving is (a) in the possession of the receiving party (except in the case of Licensee, confidential information transferred to Sublicensee in connection with the consummation of the Purchase Agreement) prior to receipt thereof from the transmitting party as shown by the receiving party's written records, (b) already available or becomes available to the public through no fault of the receiving party, (c) received by the receiving party from a third party having a right to disclose it, or (d) is required to be disclosed by subpoena or other legal process or applicable law or regulation.

7. TERM OF THE AGREEMENT. The term of the sublicense granted hereunder with respect to any particular Master License Agreement shall be coextensive with the term of such underlying Master License Agreement. The term of this Sublicense Agreement shall continue until the expiration of the last to expire of the Master License Agreements.

8. MISCELLANEOUS.

                  (a) If any provision of this Sublicense shall be void as contrary to applicable law, it is agreed that such provision shall be omitted from this Sublicense and that the remainder hereof shall be and remain in full force and effect as if such omitted provision had not been included herein.

                  (b) Nothing contained in this Sublicense shall be construed to place Licensee and Sublicensee in a relationship as partners, joint venturers, employer and employee or principal and agent, nor shall Sublicensee be considered in any sense an affiliate of Licensee. Sublicensee shall not have any authority to create or assume in Licensee's name or in its behalf any obligation, express or implied, or to act or purport to act as Licensee's agent or legally empowered representative for any purpose whatsoever.

                  (c) All notices, requests, demands and other communications under this Sublicense shall comply with the requirements of Section 15.9 of the Purchase Agreement.

                  (d) This Sublicense, together with the Purchase Agreement and the agreements, exhibits, schedules, certificates and instruments referred to therein or delivered in connection therewith, constitutes the entire agreement and understanding between the parties hereto with respect to the transactions contemplated by the Purchase Agreement and supersedes all prior oral or written agreements and understandings relating to such subject matter.

                  (e) The terms and provisions of this Sublicense may be modified or amended only by written agreement executed by both parties hereto.

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                  (f) The terms and provisions of this Sublicense may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Sublicense, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

                  (g) Subject to the requirements of the Master License Agreements regarding sublicensing and assignment, this Sublicense shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

                  (h) This Sublicense and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New York, without giving effect to the conflict of law principles thereof.

         IN WITNESS WHEREOF, the parties have executed this Sublicense as of the day and year first above written.

LICENSEE:                                       SUBLICENSEE:

ONCOGENE SCIENCE, INC.                          CALBIOCHEM-NOVABIOCHEM
                                                CORPORATION

By:  /s/ Steven M. Peltzman                     By:  /s/ Stelios B. Papadopoulos
     ----------------------                          ---------------------------
         Steven M. Peltzman                              Stelios B. Papadopoulos
         President and Chief                             Chairman and Chief
           Operating Officer                               Executive Officer



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                                   Schedule A

         1. License Agreement, dated as of January 16, 1991, between Ciba-Geigy Limited and Oncogene Science, Inc. (PAb 1620)

         2. License Agreement, dated as of August 15, 1989, between CRC Technology and Oncogene Science, Inc. (PAb 280)

         3. License Agreement, dated as of April 16, 1992, between Cancer Research Campaign Technology Limited and Oncogene Science, Inc. (D01)

         4. Research Agreement, dated as of April 30, 1992, between Cold Spring Harbor Laboratory and Oncogene Science, Inc.

         5. Non-Exclusive Licensing Agreement dated July 1, 1995 between Dana-Farber Cancer Institute, Inc. and Oncogene Science, Inc. (TE111)

         6. License Agreement, dated as of May 5, 1995, between The Danish Cancer Society and Oncogene Science, Inc. (MO-1) *

         7. License Agreement, dated as of May 5, 1995, between The Danish Cancer Society and Oncogene Science, Inc. (DCS 6, DCS 22, DCS-50) *

         8. License Agreement, dated as of September 30, 1994, between Cancerforskningsfondet af 1989 (Finsen Laboratory) and Oncogene Science, Inc. (PAI-1 technology)

         9. License Agreement, dated as of July 13, 1992, between General Hospital Corporation d/b/a Massachusetts General Hospital and Oncogene Science, Inc. (GNS-1, GNS-3)

         10. License Agreement, dated as of October 11, 1993, between General Hospital Corporation d/b/a Massachusetts General Hospital and Oncogene Science, Inc. (HD11, HE12, HE172, DC17,
                  DC34)

         11. License Agreement, dated as of August 6, 1993, between Hoffmann-La Roche, Inc. and Oncogene Science, Inc. (colon cancer genes) *

         12. License Agreement, dated as of February 12, 1987, between Imperial Cancer Research Fund Patents Limited and Oncogene Science, Inc. (PAb1801)

         13. License Agreement, dated as of February 1, 1990, between Imperial Cancer Research Technology Limited and Oncogene Science, Inc. (Pab240)

         14. License Agreement, dated as of October 15, 1990, between Imperial Cancer Research Technology Limited and Oncogene Science, Inc. (PAb246)

         15. License Agreement, dated as of October 15, 1990, between Imperial Cancer Research Technology Limited and Oncogene Science, Inc. Letter dated September 23, 1991. (EGFR.1)

         16. License Agreement, dated as of October 15, 1990, between Imperial Cancer Research Technology Limited and Oncogene Science, Inc. (PC10)

         17. License Agreement, dated as of November 19, 1991, between Imperial Cancer Research Technology Limited and Oncogene Science, Inc. (P53 protein and gene sequences)

         18. License Agreement, dated as of November 23, 1993, between Imperial Cancer Research Technology Limited and Oncogene Science, Inc. (PS2)

         19. License Agreement, dated as of January 30, 1995, between Imperial Cancer Research Technology Limited and Oncogene Science, Inc. (RTJ.2 and SGP.1)


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
         20. License Agreement, dated as of December 1, 1984, between Imperial Cancer Research Fund Patents Limited and Oncogene Science, Inc. Letter amending agreement dated October 2, 1985.
                  (421)

         21. License Agreement, dated as of November 22, 1989, among Massachusetts Eye and Ear Infirmary, The Whitehead Institute for Biomedical Research, and Oncogenetics Partners (a partnership of Applied Biotechnology, Inc. and E.I. du Pont De Nemours & Co.). (Rb technology)

         22. License Agreement, dated as of June 15, 1984 between Massachusetts Institute of Technology and Applied bioTechnology, Inc. Second Amendment to License Agreement, dated as of April 8, 1987.

         23. License Agreement, dated as of March 23, 1985, between Sloan-Kettering Institute for Cancer Research and Oncogene Science, Inc. (Y13-259 and Y13-238)

         24. License Agreement, dated as of May 2, 1984, between Max-Planck-Institut Fur Biophysikalische Chemie and Oncogene Science, Inc. (V-9, DEB5, GA5, NN18, NE14, Ne14)

         25. License Agreement, dated as of May 1, 1993, between Monozyme Aps and Oncogene Science, Inc. (5,6,7 UPA) *

         26. PHS Patent License Agreement--Nonexclusive dated January 7, 1994 between United States Public Health Service and Oncogene Science, Inc. (NM23)

         27. PHS Patent License Agreement--Nonexclusive dated May 23, 1994 between United States Public Health Service and Oncogene Science, Inc. (T2-101)

         28. PHS Patent License Agreement--Nonexclusive dated July 9, 1994 between United States Public Health Service and Oncogene Science, Inc. (erb B3 technology)

         29. License Agreement, dated as of February 26, 1985, between National Research Development Corporation and Oncogene Science, Inc. (Y3) *

         30. License Agreement, dated as of October 15, 1988, between National Technical Information Service and Oncogene Science, Inc. (2G9C3)

         31. License Agreement, dated as of November 10, 1988, between Netherlands Cancer Institute and Oncogene Science, Inc. (9G6 and 3B5)

         32. License Agreement, dated as of February 1, 1989, between The Trustees of The University of Pennsylvania and Oncogene Science, Inc. concerning B 504. (NCM II 100)

         33. License Agreement, dated as of February 1, 1989, between The Trustees of The University of Pennsylvania and Oncogene Science, Inc. (7.16.4)

         34. License Agreement dated April 24, 1986 between Regents of the University of California and Oncogene Science, Inc. (255, 528, 455 and 579)

         35. License Agreement, dated as of May 21, 1992, between The Scripps Research Institute and Oncogene Science, Inc. *

         36. License Agreement, dated as of May 11, 1990, between The Scripps Research Institute and Oncogene Science, Inc. *

         37. License Agreement, dated as of April 25, 1994, between Sterling Winthrop, Inc. and Oncogene Science, Inc. (SWT3D1) *



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         38.      License Agreement, dated as of October 4, 1993, between St.
                  Jude Children's Research Hospital and Oncogene Science, Inc. Amendment to License Agreement dated October 20, 1993. (17A6-4, 34B1-3, A8B6-10 and D1-72-13G)

         39. License Agreement, dated as of January 3, 1994, between Takeda Chemical Industries, Ltd and Oncogene Science, Inc. (3H3, 98,
                  52)

         40. License Agreement, dated as of September 18, 1989, between Techniclone International Corp. and Oncogene Science, Inc. (LN4, LNC, LN7, EOS) *

         41. License Agreement, dated as of January 25, 1994, between The Chancellor Masters and Scholars of the University of Oxford and Oncogene Science, Inc. (bc1-2/100) *

         * License Agreements with respect to which written consent has not been received as of the Closing Date, as defined in the Asset Purchase Agreement, dated as of June 26, 1995, by and among Calbiochem-Novabiochem Corporation, Calbiochem-Novabiochem International, Inc. and Oncogene Science, Inc.


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